                        [COMMERCE ONE LOG APPEARS HERE]

                                 COMMERCE ONE
                               SUPPLIER AGREEMENT

     This Supplier Agreement (this "Agreement") is entered into by and between Commerce One, Inc. ("Commerce One") with offices at 1600 Riviera Avenue, Walnut Creek, California 94596, and RoweCom, Inc. ("Supplier") with offices at 725 Concord Avenue, Cambridge, Massachusetts 02138, effective as of the date it is signed by the last party to sign (the "Effective Date").


                              Terms and Conditions

1.  DEFINITIONS

As used in this Agreement:

      A. "BuySite Catalogues" means Commerce One's proprietary electronic catalogue that delivers content to the Commerce One customers listed in ATTACHMENT A attached hereto (each, a "Customer"), as ATTACHMENT A may
         ------------                                          ------------
         be updated in writing by the parties from time to time.

      B. "Digitize" and variations thereof, means converting Licensed Content into digital format such that it can be read, utilized and displayed by a device, machine, or any other technology capable of utilizing digital information.

      C. "Licensed Content" means Supplier's electronic content specified in ATTACHMENT A attached hereto (including, but not limited to, all text,
         ------------
         pictures, audio, video, logos and copy contained therein), and any updates, revisions, and/or corrections thereto provided by Supplier hereunder.

      D. "Marks" means those trademarks, service marks, trade names and logos of Supplier set forth in ATTACHMENT A.
                               ------------

      E.  "Knowledge Products" has the meaning set forth in ATTACHMENT A.
                                                            ------------

2.  TERM AND TERMINATION

      A. Term, Termination and Survival. This Agreement shall commence on the
         ------------------------------
         Effective Date, and shall continue in full force and effect for a period of three (3) years unless earlier terminated as set forth herein. After the initial 3-year term, this Agreement will renew automatically for additional one (1) year renewal terms, unless either party gives the other party written notice of non-renewal within ninety
         (90) days of the renewal date. Either party may terminate this Agreement upon thirty (30) days prior written notice. The following Sections shall survive any termination or expiration of this Agreement:
         2, 5, 7, 9, 10, 11 and 12.

3.  LICENSES

Subject to the terms and conditions of this Agreement, Supplier hereby grants to Commerce One a non-exclusive, worldwide license to:

      i. Digitize, translate into any language, display, market, distribute, and transmit the Licensed Content solely in connection with and only as reasonably necessary for operating, demonstrating, or marketing the BuySite Catalogues or Commerce One's services, as well as the right to combine the Licensed Content with other content provided by Commerce One, in each case by any method or means or in any median whether now known or hereafter devised. The right to distribute shall include the right of Commerce One to offer to Customers the option of printing all or any portion of the Licensed Content solely for such Customers' internal business purposes.

     ii. Use the Marks solely in connection with and for the marketing and promotion of the BuySite Catalogues and the Licensed Content.

4.  DELIVERY, INTEGRATION AND PRESENTATION OF CONTENT; CUSTOMERS

      A. Delivery. Within thirty (30) business days after the Effective Date,
         --------
         Supplier shall deliver the Licensed Content to Commerce One via the means of delivery and in the format set forth in ATTACHMENT A. Such
                                                          ------------
         Licensed Content shall be updated as provided in ATTACHMENT A, and
                                                          ------------
         Supplier shall make ***1 to respond to all requests for support with respect to the Licensed Content.

      B. Integration. Supplier and Commerce One agree to integrate Commerce
         -----------
         One's MarketSite to Suppliers order entry and inventory applications as warranted by economic and business considerations. Integration will occur with in accordance with the Scope of Work. t parties agree to Within sixty (60) days after the Effective Date, the parties will agree upon the Scope of Work that allows integration of the Licensed Content in a way that utilizes the benefits to the Customers of the Commerce One's Product Sets and the unique requirements for the purchase of Knowledge Products and other Knowledge Product based services such as renewals, claims, and change of address.

      C. Preferred Relationship. Commerce One shall use ***2 to promote the
         ----------------------
         products and services offered by Supplier in each event where Commerce One receives an inquiry from BuySite customers relating specifically to products offered by Supplier; provided however that both parties agree that such promotion shall be non exclusive. All aspects of the location display and presentation of Site Links are at the sole control and discretion of Commerce One.

      D. Presentation. Commerce One shall integrate and include the Licensed
         ------------
         Content into the BuySite Catalogues as soon as reasonably possible after receiving such Licensed Content. Commerce One shall maintain and continue to include such Licensed Content as part of the BuySite Catalogues for each Customer unless such Customer


1 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

2 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

         requests in writing that the Licensed Content be removed from its catalog list. In the event that the promotion, distribution, publication, display, license or availability of the Licensed Content becomes the subject of an actual or threatened law suit brought by a third party, or Commerce One reasonably believes the Licensed Content may violate the rights of a third party, Commerce One shall immediately, upon written notice to Supplier, be entitled to remove such Licensed Content from the BuySite Catalogues and cease the offering of such Licensed Content until such lawsuit or violation is dismissed, settled or otherwise resolved, without incurring any liability to Supplier.

5.  OWNERSHIP

      A. Supplier Rights. Supplier shall retain all right, title and interest in
         ---------------
         (i) the Licensed Content as delivered by Supplier to Commerce One, including all copyrights, patents, trademarks and other intellectual property rights therein and (ii) the Marks.

      B. Commerce One Rights. Commerce One shall be responsible for the design
         -------------------
         of the BuySite Catalogues, and retains all of its ownership rights in and to the BuySite Catalogues including, but not limited to, all graphical designs, names, icons, interfaces and other design elements (e.g. the selection and arrangement of materials therein and the "look and feel" thereof). The BuySite Catalogues remains subject to change by Commerce One from time to time in its sole discretion. Commerce One specifically retains all ownership rights in and to any modifications, enhancements or other contributions made by or on behalf of Commerce One to the Licensed Content and which are permitted under this Agreement. Without limiting the foregoing, Commerce One shall have the worldwide right to use and exploit for all purposes all modifications, enhancements or other contributions to the Licensed Content permitted to be made by Commerce One or jointly with others during the term of this Agreement, but only to the extent that such contributions are generally applicable and are not specific only to the Licensed Content, without any obligation to account for profits.

6.  MARKETING

      A. Mutual Obligations. Supplier and Commerce One will each promote the
         ------------------
         other as an alliance partner on its web sites with links to the other party's homepage. Supplier will list Commerce One in all marketing literature where partners are listed. Supplier will provide discounts (in accordance with Supplier's then current pricing and discounts) on all titles ordered by Customers. Commerce One will list Supplier as a preferred strategic alliance partner on its marketing materials. Each of Supplier and Commerce One agree to cross-train the sales force of the other party in order to better market the integrated service. The parties agree to reasonably cooperate on joint sales calls and tradeshows, where appropriate. Each party agrees to assign a Partnership Relationship Manager to ensure that the benefits to each party under this Agreement are fully realized.

7.  PAYMENTS

      A. Payment. The terms and conditions of the fee arrangements, between
         -------
         Commerce One and Supplier, and between Supplier and Customers, shall be as set forth in ATTACHMENT B.
                         ------------

      B. Audit Rights. With respect to the fees set forth in ATTACHMENT B,
         ------------                                        ------------
         Supplier shall keep complete and accurate records. These records shall be retained for a period of two (2) years from the date of payment. Upon reasonable advance notice, during regular business hours and no more frequently than once per year, Supplier agrees to permit its directly related financial records and accounts to be examined by Commerce One to verify the amount of fees payable to Commerce One under this Agreement. Commerce One shall promptly provide to Supplier a copy of the written results of its examination. Supplier shall make prompt adjustment to Commerce One corresponding to the net amount of any undisputed underpayment of fees due hereunder. Commerce One shall promptly refund the full amount of any net overpayment of fees disclosed by any such audit. If such an examination reveals a net underpayment of more than ***3 then Supplier shall promptly reimburse Commerce One for the reasonable out-of-pocket cost of the examination.

8.  ADOPTION OF MARKETSITE

Supplier and Commerce One agree to integrate MarketSite, ECN (as defined in ATTACHMENT B) into Supplier's order entry and fulfillment process pursuant to
------------
the terms set forth in ATTACHMENT B as warranted by the demand for Supplier's
                       ------------
products.

9.  CONFIDENTIALITY

      A. Nondisclosure. Each party acknowledges that by reason of its
         -------------
         relationship to the other party under this Agreement it will have access to certain information and materials concerning the other party's business, plans, customers, technology and products that are confidential and of substantial value to such party (referred to in this Section as "Confidential Information"), which value would be impaired if such Confidential Information were disclosed to third parties. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No information shall be deemed to be Confidential Information unless marked as confidential if given in writing or, if given orally, identified as confidential orally prior to disclosure, or if disclosed in any manner and the information by its type or nature should reasonably be regarded as confidential. Neither party is obligated to disclose Confidential Information to the other hereunder. Confidential Information shall not include information shown by the receiving party's contemporaneous written records to be (a) already in the possession of the receiving party without an obligation of confidentiality to the disclosing party, (b) hereafter rightfully furnished to the receiving party by a third party without a breach of any


3 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

         separate nondisclosure obligation to the receiving party, (c) publicly available without breach of this Agreement (i.e., information in the public domain), (d) furnished by the disclosing party to a third party without restriction on subsequent disclosure, or (e) independently developed by the receiving party without reliance on the Confidential Information. Only the specific information that meets any such exclusion shall be excluded and not any other information that happens to appear in proximity to the excluded portion.

      B. Required Disclosure. Nothing herein shall prevent a receiving party
         -------------------
         from disclosing all or part of the Confidential Information as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law; provided that prior
                                                             --------
         to any such disclosure, the receiving party shall use reasonable efforts to (i) promptly notify the disclosing party in writing of such requirement to disclose, and (ii) cooperate fully with the disclosing party in protecting against any such disclosure or obtaining a protective order.

      C. Relief. The parties agree that money damages will not be an adequate
         ------
         remedy if this Section 9 is breached and that any such breach by a receiving party will cause the disclosing party irreparable injury and damage. Accordingly, a disclosing party shall be entitled, without waiving any additional rights or remedies otherwise available at law or in equity or by statute, and without the necessity of posting any bond or surety therefor, to injunctive and other equitable relief in the event of a breach or intended or threatened breach of this Section 9.

10.  LIMITED LIABILITY

EXCEPT FOR EITHER PARTY'S BREACH OF ITS OBLIGATIONS UNDER SECTIONS 9, 11 (A) OR 11 (B), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR LOSS OF PROFITS, LOST BUSINESS OPPORTUNITY, LOSS OF DATA, INTERRUPTION OF BUSINESS, COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES, OR FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, AND WHETHER ARISING UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S TOTAL LIABILITY IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID TO COMMERCE ONE BY SUPPLIER HEREUNDER. THESE LIMITATIONS ARE INDEPENDENT FROM ALL OTHER PROVISIONS OF THIS AGREEMENT AND SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY REMEDY PROVIDED HEREIN.

11.  REPRESENTATIONS AND WARRANTIES; INDEMNITY

      A. Representations and Warranties of Supplier. Supplier represents and
         ------------------------------------------
         warrants that: (i) it has the full power and authority to enter into this Agreement and to grant Commerce One the rights granted herein;
         (ii) it is the sole owner or a permitted user of the Licensed Content and has secured all necessary licenses, consents and authorizations with respect to use of the Licensed Content to the full extent contemplated herein, including, but not limited to, all text, pictures, audio, video, logos and copy contained therein;
         (iii) to its knowledge, no part of the Licensed Content violates or infringes upon the patent rights, copyrights, trade secrets, trademarks or other intellectual property rights or other rights of a person or entity or constitutes defamation, invasion of privacy, or the violation of any right of publicity or other rights of any person or entity or is otherwise subject to any claims relating thereto; and (iv) Supplier has complied and shall continue to comply with all legislation, rules and regulations regarding the Licensed Content.

      B. Representations and Warranties of Commerce One. Commerce One represents
         ----------------------------------------------
         and warrants that it has the full power and authority to enter into this Agreement and to grant Supplier the rights granted herein.

      C. Disclaimers of Warranties. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH
         -------------------------
         ABOVE, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE COMMERCE ONE SOFIVARE OR THE LICENSED CONTENT, INCLUDING WARRANTIES IN CONNECTION WITH THE PERFORMANCE OF THE LICENSED CONTENT AND THE COMMERCE ONE SOFIVARE, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR SATISFACTORY QUALITY, AND ALL WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE.

      D. Indemnity. In respect of third party claims, Supplier shall indemnify,
         ---------
         defend and hold harmless Commerce One and Commerce One's directors, officers, employees, agents, consultants and distributors from and against all claims, actions, liabilities, losses, expenses, damages and costs, including, but not limited to, reasonable attorneys' fees, that may at any time be incurred by reason of any claim arising out of or relating to breach or alleged breach of, or any claim that is otherwise inconsistent with Supplier's representations or warranties contained in this Agreement; provided that (i) Commerce One shall have promptly
                         --------
         provided Supplier written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Supplier shall have sole control and authority with respect to the defense, settlement, or compromise thereof.

      E. Indemnity. In respect of third party claims, Commerce One shall
         ---------
         indemnify, defend and hold harmless Supplier and Supplier's directors, officers, employees, agents, consultants, distributors, licensors and sublicensees from and against all claims, actions, liabilities, losses, expenses, damages and costs, including, but not limited to reasonable attorneys' fees, that may at any time be incurred by reason of any claim arising out of or relating to breach or alleged breach of, or any claim that is otherwise inconsistent with Commerce One's representations or warranties contained in this

         Agreement; provided that (i) Supplier shall have promptly provided
                    --------
         Commerce One written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Commerce One shall have sole control and authority with respect to the defense, settlement, or compromise thereof.

12.  GENERAL PROVISIONS

      A. Miscellaneous. This Agreement will be interpreted and governed by the
         -------------
         laws of the State of California, without reference to conflict of laws principles. For any disputes arising out of or related to this Agreement the parties consent to the personal jurisdiction of, and venue in, the state or federal courts within Santa Clara, California. The relationship of Commerce One and Supplier established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. No amendment or modification to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision. This Agreement, including the attachments hereto constitutes the entire and exclusive Agreement between the parties, and supersedes and cancels all previous and contemporaneous registrations, agreements, commitments and writings, with respect to the subject matter. Any item or service furnished by Commerce One in furtherance of this Agreement, including but not limited to the adoption of MarketSite, and including items or services not specifically identified herein, shall nevertheless be covered by this Agreement unless specifically covered by some other written agreement executed by Supplier and an authorized representative of Commerce One.

      B. Force Majeure. Neither party will be liable for any failure or delay in
         -------------
         its performance under this Agreement, due to causes which are beyond its reasonable control, including, but not limited to, an act of God, act of civil or military authority, fire, epidemic, flood, earthquake, riot, war, failure of equipment, failure of telecommunications lines, lack of Internet access, sabotage, and governmental action; provided that the delayed party: (i) gives the other party written notice of such cause promptly; and (ii) uses its reasonable efforts to correct such failure or delay in its performance.

      C. Counterparts. This Agreement may be executed in one or more
         ------------
         counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      D. Assignment. Neither party may assign or delegate this Agreement or any
         ----------
         of its licenses, rights or duties under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, except to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets to which this Agreement pertains, by merger, reorganization or otherwise, and which has assumed in writing or by operation of law its obligations under this Agreement.

      E. Notices. All notices required or permitted under this Agreement will be
         -------
         in writing and will be deemed given when: (i) delivered personally;
         (ii) sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt. All communications will be sent to the respective addresses first set forth above or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section. If the communication is from Supplier to Commerce One, it shall be addressed to "Attn.: Chief Financial Officer."

       Each party has read, understands and agrees to the terms and conditions of this Agreement and the undersigned is duly authorized to sign this Agreement.


COMMERCE ONE, INCORPORATED                    ROWECOM, INC.


BY:     /S/ BRYAN V. DANIELS                  BY:     /S/ LOUIS HERNANDEZ
        --------------------------------              --------------------------

NAME:   BRYAN V. DANIELS                      NAME:   LOUIS HERNANDEZ
        --------------------------------              --------------------------

TITLE:  VICE PRESIDENT SUPPLIER ADOPTION      TITLE:  EVP & CFO
        --------------------------------              --------------------------

DATE:   4/20/99                               DATE:   4/20/99
        --------------------------------              --------------------------

                                                                    ATTACHMENT A
                                                                    ------------


                               MARKETSITE CONTENT
                               ------------------


CUSTOMERS

1.
  -------------------------------------------

2.
  -------------------------------------------

3.
  -------------------------------------------

4.
  -------------------------------------------

5.
  -------------------------------------------

6.
  -------------------------------------------


SERVICES FEE

***4 Content load and update fees will defined in the Scope of Work.

ADDITIONAL TERMS AND CONDITIONS

LICENSED CONTENT DESCRIPTION
Licensed Content shall include Supplier's catalog list of magazines, newspapers, journals, books and other printed sources of commercial, scientific and general interest information and analysis (collectively, the "Knowledge Products") to be included in the BuySite Catalogue, related scripts, and similar information collected and owned by Supplier, including, without limitation, all text, pictures, audio, video contained therein and any updates, revisions and corrections provided by Supplier hereunder.

For more information on the content requirements, please contact the Customer Service Center at 925-941-5985 or e-mail csc@commerceone.com.

DELIVERY OF LICENSED CONTENT
Supplier will provide Commerce One the base Licensed Content in one of the following electronic formats: comma delimited format, fixed field format, Microsoft Access files, Microsoft Excel files, SQL databases, or other format agreed by the parties.

SUPPLIER TRADEMARKS
Only the following Supplier trademarks, service marks, trade names and logos shall be licensed pursuant to Section 2 of the Agreement:


4 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

     RoweCom(R)
     R/RoweCom(R) (old design)
     WebSubscribe(R)
     RoweCom(TM) (new design)
     Knowledge for Your Business Needs(TM) (new design)
     The Knowledge Store(TM)
     kStore(TM)
     Knowledge Library(TM)
     kLibrary(TM)
     Rowe.Com(TM)
     Knowledge World(TM)
     kWorld(TM)
     Cybermediation(TM)
     Acquirenet(TM)
     Invoicenet(TM) (stylized)
     Knowledge Acquisition Manager(TM)
     Knowledge Acquisition Reporter(TM)

FREQUENCY OF CONTENT DELIVERY
One time data load only, catalog updates require MarketSite adoption.

COMPANY:  RoweCom Inc.

ACCEPTED BY:  /s/ Louis Hernandez
              -----------------------

                                                                    ATTACHMENT B
                                                                    ------------


                          MarketSite Interoperability
                          ---------------------------


SET UP                                                  LIST PRICE

COMMERCE ONE
     MarketSite setup, registration,
     configuration/connectivity
     & CBT training for Supplier                       ***5

SUPPLIER
     Setup for Customer                                ***6


INTEGRATION OPTIONS (please choose one)

SupplyOrder [ ]                                        ***7
     Initial
     [X]

Optional Integration Services                          ***8
     Initial
     [ ]

Commerce One provides both (1) initial assessment to define integration effort, and (2) API documentation and tools for the supplier's integration efforts to their systems.


UPDATES

Price and availability updates                         ***9


SUPPORT

COMMERCE ONE
     Support provided to Supplier,                     ***10
     10 hours-a-day, 5 days a week.                    ***11



     Support may be elected at any time.
     Supplier's initial support election:

     [ ]  Accept

     [X]  Decline

                                                                         Page 12
5 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

6 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

7 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

8 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

9 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

10 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

11 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

SUPPLIER
     Support provided to Customers,                     ***12
     24 hours a day, 7 days a week


REVENUE SHARING

Quarterly in arrears, Supplier will pay Commerce One the indicated commissions on the following revenue actually received by Supplier. Commerce One retains all rights to the commissions from the revenue generated by visitors reaching the Supplier through Commerce One Products. Commerce One and Supplier will use reasonable efforts to define in the Scope of Work a transaction revenue model that is reasonably expectable to both parties:

     Customer Transactions:   ***13 of Gross Margin on initial orders; ***14
                              of Gross Margin on renewals.

     Installations:           ***15 of each Customer's one-time set-up fee.

     Support:                 ***16 of each Customer's annual maintenance fee.


"Gross Margin" means the aggregate amount retained by Supplier on a Customer's order to Supplier under this Agreement, less any and all: ***17


12 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

13 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

14 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

15 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

16 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.

17 Confidential treatment has been requested for this portion of this exhibit. A complete copy of this exhibit, including this redacted portion, has been filed with the Securities and Exchange Commission separately.







                                                                         Page 13